SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                Banta Corporation
                  ---------------------------------------------
                (Name of Registrant as Specified in its Charter)


                  --------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                    Notice of Annual Meeting of Shareholders
                            To Be Held April 25, 2000

To the Shareholders of Banta Corporation:

          You are hereby notified that the annual meeting of shareholders of Banta Corporation will be held at the Park Plaza Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, on Tuesday, April 25, 2000, at 2:00 p.m., Central Time, for the following purposes:

          1.   To elect nine directors to serve for the ensuing year.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          The Board of Directors has fixed the close of business on March 3, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

          We hope that you will be able to attend the meeting in person, but if you are unable to do so, please fill in, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you may, of course, revoke the proxy at any time before it is actually voted.

                                        By Order of the Board of Directors
                                        BANTA CORPORATION


                                        /s/ Ronald D. Kneezel
                                        Ronald D. Kneezel
                                        Secretary


Menasha, Wisconsin
March 17, 2000

                                BANTA CORPORATION
                                 225 Main Street
                            Menasha, Wisconsin 54952

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 25, 2000

          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Banta Corporation (the "Company"), beginning on or about March 17, 2000, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 25, 2000, at 2:00 p.m., Central Time, at the Park Plaza Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.

          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the nine persons nominated for election as directors referred to herein, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's common stock, $.10 par value (the "Common Stock"), at the close of business on March 3, 2000 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 25,398,503 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

          At the Annual Meeting, the shareholders will elect nine directors of the Company, each to hold office until the 2001 annual meeting of shareholders and until his or her successor is duly elected and has qualified. Set forth below are the Board's nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the nine persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

          The following sets forth certain information, as of March 3, 2000, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

                             Director   Principal Occupation; Office, if any,
Name                    Age  Since      Held in the Company; Other Directorships
--------------------------------------------------------------------------------

Jameson A. Baxter       56   1991       President  of  Baxter  Associates,  Inc.
                                        (management  and financial  consulting);
                                        Trustee of The Putnam Funds; Director of
                                        Ryerson Tull, Inc.

Donald D. Belcher       61   1994       Chairman since May 1, 1995 and President
                                        and  Chief   Executive   Officer   since
                                        January   1,   1995   of  the   Company;
                                        President and Chief Operating Officer of
                                        the Company  from  September  1, 1994 to
                                        January  1,  1995;   Senior  Group  Vice
                                        President of Avery Dennison  Corporation
                                        (diversified manufacturing company) from
                                        1990 until joining the Company; Director of Hunt Corporation.

John F. Bergstrom       53   1998       Chairman and Chief Executive  Officer of
                                        Bergstrom Corporation  (automobile sales
                                        and service, credit life insurance,  and
                                        automotive  fleet leasing);  Director of
                                        Kimberly-Clark   Corporation,    Midwest
                                        Express Holdings,  Inc., Universal Foods
                                        Corporation    and   Wisconsin    Energy
                                        Corporation.

Henry T. DeNero         53   1996       Chief  Executive  Officer of  HomeSpace,
                                        Inc.  (homeowner  services)  since 1999;
                                        Executive  Vice  President of First Data
                                        Corporation (an information processing and computer services company) from 1995 to 1998; Vice Chairman of Dayton Hudson
                                        Corporation  (retailing)  from  1992  to
                                        1994.

Richard L. Gunderson    66   1995       Former   Chairman  and  Chief  Executive
                                        Officer of Aid Association for Lutherans
                                        (fraternal   benefit  society  providing
                                        insurance and financial services).

Gerald A. Henseler      59   1982       Executive   Vice   President  and  Chief
                                        Financial Officer of the Company.

                             Director   Principal Occupation; Office, if any,
Name                    Age  Since      Held in the Company; Other Directorships
--------------------------------------------------------------------------------

Bernard S. Kubale       71   1973       Retired  partner,  law  firm of  Foley &
                                        Lardner, Milwaukee, Wisconsin; Director of Consolidated Papers, Inc. Foley &
                                        Lardner has served as outside legal counsel to the Company for many years.

Ray C. Richelsen        58   1998       Executive Vice President-Transportation,
                                        Graphics   and  Safety   Markets  of  3M
                                        Company (a manufacturer of optical films and specialty materials) since January
                                        1998; Group Vice President of 3M Company prior thereto.

Michael J. Winkler      54   1996       Senior Vice  President and Group General
                                        Manager of Compaq  Computer  Corporation
                                        (computer  services)  since  1995;  Vice
                                        President and General Manager of Toshiba
                                        American Information Systems (computer services) prior thereto.

          Directors are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

          THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

                               BOARD OF DIRECTORS

General

          The Board held eight meetings in 1999. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 1999, other than Messrs. Richelsen and Winkler.

          The Company has Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. The Audit Committee consists of Messrs. Gunderson (Chairperson), Kubale, Richelsen and George T. Brophy. Mr. Brophy will retire as a director of the Company effective at the time of the Annual Meeting. The principal functions performed by the Audit Committee, which met three times in 1999, are to meet with the Company's independent public accountants before the annual audit to review procedures and the scope of the audit; to review the results of the audit; to review the financial control mechanisms used by the Company and the adequacy of the Company's accounting and financial controls; and to annually recommend to the Board a firm of independent public accountants to serve as the Company's auditors. The Compensation Committee consists of Ms. Baxter (Chairperson) and Messrs. Bergstrom, Gunderson, Richelsen and Winkler. The principal functions of the Compensation Committee, which met three times in 1999, are to administer the Company's deferred and incentive compensation plans (including the Company's equity incentive plans); to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; and to specifically establish compensation of all officers, directors and subsidiary or division presidents. The Nominating and Corporate Governance Committee consists of Ms. Baxter and Messrs. Belcher, DeNero (Chairperson), Gunderson and Kubale. The principal functions of the Nominating and Corporate Governance Committee, which met one time in 1999, are to recommend persons to be selected by the Board as nominees for election as directors; to recommend persons to be elected to fill any vacancies on the Board; to consider and recommend to the Board qualifications for the office of director and policies concerning the term of office of directors and the composition of the Board; and to consider and recommend to the Board other actions relating to corporate governance. The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company's By-laws also set forth certain requirements for shareholders wishing to directly nominate director candidates for consideration by the shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

Director Compensation

          Annual Retainer and Meeting Fees. For fiscal 1999, directors of the Company, other than full time employees and Mr. Kubale, received an annual retainer fee of $24,000 ($12,000 of which was payable in shares of Common Stock). In addition, such directors in fiscal 1999 were paid a fee of $1,000 for every Board meeting they attended and $1,000 ($1,250 for the committee chairperson) for every committee meeting they attended. A director may elect to defer all or any part of the cash compensation he or she is entitled to receive for serving as a director, in which case the amount deferred will be paid in cash in three annual installments after such person ceases to be a director and, at the direction of the director, either will be credited with interest at the prime rate or will be treated for valuation purposes as if such deferred compensation had been invested in Common Stock pursuant to the phantom stock subaccount under the director's deferred compensation plan. The portion of the retainer fee payable in Common Stock may also be deferred. Such amount will be credited to the phantom stock subaccount and will ultimately be paid in cash in the same manner as cash retainer fees which are deferred.

          Director Stock Options. In addition to the compensation described above, each of Ms. Baxter and Messrs. Brophy, DeNero, Gunderson, Kubale, Bergstrom, Richelsen and Winkler automatically received an option for 1,500 shares of Common Stock at a per share exercise price of $21.375 on April 28, 1999 in accordance with the terms of the Company's 1995 Equity Incentive Plan, as amended (the "1995 Plan"). Under the terms of the 1995 Plan, each person when first elected as a non-employee director of the Company automatically receives an option for 4,500 shares of Common Stock. The 1995 Plan also provides that, subsequent to the initial grant, each non-employee director (who continues to serve in such capacity) automatically receives an option to purchase an additional 1,500 shares of Common Stock on the day after each annual meeting of shareholders; provided, however, that if a person who is first elected as a non-employee director on the date of the annual meeting of shareholders receives the initial option grant under the 1995 Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Options granted to non-employee directors under the 1995 Plan have a per share exercise price equal to 100% of the market value of a share of Common Stock on the date of grant and become exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement during such six-month period, the option will become immediately exercisable in full. Options granted to non-employee directors under the 1995 Plan terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director.

                                 STOCK OWNERSHIP

Management

          The following table sets forth information, as of March 3, 2000, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. As of March 3, 2000, no director or executive officer of the Company beneficially owned one percent or more of the Common Stock and the directors and executive officers as a group beneficially owned 2.5% of the Common Stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

                                                   Amount and Nature of
     Name of Beneficial Owner                      Beneficial Ownership (1)(2)
     ------------------------                      --------------------

     Jameson A. Baxter.........................            20,875
     Donald D. Belcher.........................           209,457(3)
     John F. Bergstrom.........................            11,438(4)
     George T. Brophy..........................            31,023
     Henry T. DeNero...........................            11,300
     Richard L. Gunderson......................            15,000
     Gerald A. Henseler........................           149,616(5)
     Bernard S. Kubale.........................            14,115
     Ray C. Richelsen..........................             6,000
     Michael J. Winkler........................            20,481
     John E. Tiffany...........................            47,759(6)
     Dennis J. Meyer...........................            36,999
     Ronald D. Kneezel.........................            52,479
     All directors and executive
         officers as a group (14 persons)......           655,702

     -----------------------
(1) Includes shares subject to currently exercisable options and options exercisable within 60 days of March 3, 2000 as follows: Ms. Baxter, 7,500 shares; Mr. Belcher, 157,499 shares; Mr. Bergstrom, 6,000 shares; Mr. Brophy, 7,500 shares; Mr. DeNero, 9,000 shares; Mr. Gunderson, 7,500 shares; Mr. Henseler, 51,000 shares; Mr. Kubale, 7,500 shares; Mr. Richelsen, 6,000 shares; Mr. Winkler, 9,000 shares; Mr. Tiffany, 33,750 shares; Mr. Meyer, 28,666 shares; Mr. Kneezel, 34,500 shares; and all directors and executive officers as a group, 391,581 shares.

(2) Does not include holdings of phantom stock units by non-employee directors as follows: Ms. Baxter, 3,336 units; Mr. Bergstrom, 989 units; Mr. Brophy, 7,131 units; Mr. DeNero, 4,751 units; Mr. Gunderson, 3,725 units; Mr. Kubale, 2,826 units; Mr. Richelsen, 2,137 units; and Mr. Winkler, 1,417 units. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock.

(3) Includes 1,000 shares held by Mr. Belcher's spouse. Mr. Belcher shares voting and investment power over these shares.

(4) Includes 2,350 shares held by a trust, 2,000 shares held by a partnership, and 900 shares held by a trust for the benefit of Mr. Bergstrom's daughter. Mr. Bergstrom shares voting and investment power over these shares.

(5) Includes 27,708 shares held by Mr. Henseler's spouse and 4,689 shares held by trusts for the benefit of Mr. Henseler's daughter. Mr. Henseler shares voting and investment power over these shares.

(6) Includes 4,156 shares held by Mr. Tiffany's spouse. Mr. Tiffany shares voting and investment power over these shares.

Other Beneficial Owners

          The following table sets forth information, as of December 31, 1999, regarding beneficial ownership by the only persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership set forth below has been reported on filings made on Schedule 13G with the Securities and Exchange Commission by the beneficial owners.

                    Amount and Nature of Beneficial Ownership
                    -----------------------------------------

                               Voting Power    Investment Power
                               ------------    ----------------
                                                                         Percent
    Name and Address                                                        of
   of Beneficial Owner        Sole  Shared      Sole   Shared  Aggregate   Class
   -------------------        ----  ------      ----   ------  ---------   -----

FMR Corp.(1)
82 Devonshire Street
Boston, MA  02109........   46,100     0   2,339,500      0    2,339,500    9.2%

Lazard Freres & Co. LLC
30 Rockefeller Plaza
New York, NY  10020......1,738,750     0   1,896,300      0    1,896,300    7.5%


------------------

          (1) The Company has been advised that FMR Corp. is the parent holding company of Fidelity Management & Research Company, an investment adviser to various investment companies, and Fidelity Management Trust Company, an investment manager of institutional accounts. The shares of Common Stock reflected in the table are beneficially owned by the above-referenced subsidiaries of FMR Corp.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

          The following table sets forth certain information for each of the last three fiscal years concerning compensation awarded to, earned by or paid to certain executive officers of the Company. The persons named in the table are sometimes referred to herein as the "named executive officers."

                                              Summary Compensation Table
                                                                          Long Term Compensation
                                                                          ----------------------
                                            Annual Compensation (1)         Awards
                                            -----------------------       Securities      Payouts
                                                                          Underlying       LTIP             All Other
Name and Principal Position       Year        Salary        Bonus          Options        Payouts        Compensation(2)
---------------------------       ----        ------        -----         ----------      -------        --------------
Donald D. Belcher                 1999       $525,000     $378,000          170,000      $69,655           $ 3,200
  Chairman of the Board,          1998        438,000      123,516          100,000       17,155             3,200
  President and Chief             1997        419,000            0           55,000            0             3,200
  Executive Officer

Gerald A. Henseler                1999        339,000      203,400           20,000       46,668             3,082
  Executive Vice President        1998        326,000       76,610           18,000       12,768             3,024
  and Chief Financial Officer     1997        313,000            0           18,000            0             3,200

John E. Tiffany                   1999        201,000       96,480           15,000       27,581             2,569
  Vice President                  1998        191,000       35,908           12,000        7,481             2,499
  Manufacturing                   1997        182,500            0           12,000            0             2,375

Dennis J. Meyer                   1999        198,000       95,040           12,000       27,222             2,691
  Vice President                  1998        189,500       35,626           12,000        7,422             3,096
  Marketing and Planning          1997        182,000            0           10,000            0             3,167

Ronald D. Kneezel                 1999        198,000       95,040           12,000       27,163             2,986
  Vice President, General         1998        188,000       35,344           12,000        7,363             2,959
  Counsel and Secretary           1997        179,500            0           12,000            0             3,167

------------------

(1)       Certain personal benefits provided by the Company to the named executive officers are not included in the table.  The aggregate  amount of such  personal  benefits for each named  executive  officer in each year reflected  in the table did not exceed the lesser of $50,000 or 10% of the sum of such  officer's  salary and bonus in each respective year.

(2)       For fiscal 1999,  consists of Company matching  contributions under the Company's Incentive Savings Plan, which is a profit sharing plan under Section 401(k) of the Internal Revenue Code.

Stock Options

          The Company has in effect equity plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 1999 to each of the named executive officers.

                                         Option Grants in 1999 Fiscal Year
                                                                                                            Grant
                                          Individual Grants                                                 Date
--------------------------------------------------------------------------------------------------          Value
                                                                                                        -------------
                                                      Percentage of
                                    Number of         Total Options
                                    Securities         Granted to       Exercise or                       Grant Date
                                    Underlying        Employees in      Base Price      Expiration         Present
        Name                     Options Granted(1)    Fiscal Year       ($/share)         Date            Value(2)
        ----                     ---------------      -------------     -----------     ----------        ----------
Donald D. Belcher...........           60,000              8.7%           $23.50         10/24/09          $412,800
                                      110,000             15.9             21.125           (3)             607,100
Gerald A. Henseler..........           20,000              2.9             23.50         10/24/09           137,600
John E. Tiffany.............           15,000              2.2             23.50         10/24/09           103,200
Dennis J. Meyer.............           12,000              1.7             23.50         10/24/09            82,560
Ronald D. Kneezel...........           12,000              1.7             23.50         10/24/09            82,560

-----------------------

(1)       The options  reflected in the table (which are  nonstatutory  stock  options for purposes of the Internal
          Revenue Code) were granted on October 25, 1999 (except for a 110,000  share option grant to Mr.  Belcher, which options were granted on December 7, 1999) and vest ratably over the three-year period following the date of grant. The options are subject to early vesting in the case of the optionee's  death,  disability or retirement after reaching age 65.

(2)       The option  values  presented  are based on the  Black-Scholes  option  pricing  model adopted for use in valuing stock options.  Material  assumptions and adjustments  incorporated in the Black-Scholes model in estimating the values of the options reflected in the table above include the following:  (a) an exercise price of the option equal to the fair market value of the  underlying  stock on the date of grant;  (b) a risk-free rate of return  representing the interest rate on a U.S. Treasury security with a maturity date corresponding to the term of the option; (c) volatility of approximately  39.3% (38.1% in the case of the options  granted on December 7, 1999),  which was  calculated  using daily  Common  Stock  prices for the one-year period prior to the date of grant; (d) a dividend yield equal to approximately 2.4% (2.7% in the case of the options granted on December 7, 1999),  representing the dividend yield on the Common Stock as of the date of grant;  (e) an option term of ten years (five years in the case of certain options granted on  December 7, 1999);  and (f)  reductions  of 15.6% to reflect the  probability  of  forfeiture  due to termination prior to vesting and approximately 18%  (approximately 11% in the case of options with a term of five years) to reflect the  probability  of a shortened  option term due to  termination of employment prior to the expiration  date. The actual value,  if any, that an optionee may realize upon exercise will depend on the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised.  There is no assurance that the value realized by an optionee will be at or near the value estimated under the Black-Scholes model.

(3)       Of the 110,000 options granted to Mr. Belcher  reflected in this line,  40,000 expire on December 6, 2009 and 70,000 expire on December 6, 2004.

          The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the 1999 fiscal year and the fiscal year-end value of unexercised options held by such officers.

                                        Aggregated Option Exercises in 1999
                                   Fiscal Year and Fiscal Year-End Option Values

                                                                       Number of Securities          Value of Unexercised In-the-
                                     Shares                           Underlying Unexercised           Money Options at Fiscal
                                    Acquired        Value          Options at Fiscal Year-End               Year-End (1)
Name                               on Exercise    Realized(1)      Exercisable     Unexercisable     Exercisable    Unexercisable
----                               -----------    -----------      -----------     -------------     -----------    -------------
Donald D. Belcher..............     67,500         $138,206          157,499         255,001           $78,125         $158,125
Gerald A. Henseler.............     12,000           33,210           51,000          38,000            28,125                0
John E. Tiffany................          -                -           33,750          27,000            18,750                0
Dennis J. Meyer................      9,000           29,864           28,666          23,334            14,062                0
Ronald D. Kneezel..............      9,000           24,908           34,500          24,000            18,750                0

---------------------------

(1)       The dollar  values are  calculated by  determining  the  difference  between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

Long-Term Incentives

          The Company maintains the Banta Corporation Economic Profit Long-Term Incentive Plan (the "EP Long-Term Plan"), which provides an incentive based both on earnings per share performance and on the value created (i.e., "economic profit") when a business generates a financial return that exceeds the total cost of capital employed. The EP Long-Term Plan defines economic profit as the difference between (a) net operating profit after tax and (b) the charge for capital employed in the business. Payouts under the EP Long-Term Plan are made in three annual installments and outstanding installments remain "at risk" and subject to total loss or offset depending on future Company performance. The Company also maintains the Banta Corporation Economic Profit Incentive Compensation Plan (the "EP Incentive Plan"), which provides an annual incentive based both on earnings per share performance and on the creation of economic profit. The EP Incentive Plan incorporates a "bonus bank" into which annual awards thereunder in excess of 200% of target, if any, are credited but not paid. Such bonus amounts are thereafter scheduled to be paid out over time, but remain "at risk" and subject to total loss or partial offset depending upon future performance.

          Set forth below under the heading "Maximum" is the sum of (a) the amount of unpaid installments under the EP Long-Term Plan and (b) the amount credited to the "bonus bank" under the EP Incentive Plan for each of the named executive officers at the end of fiscal 1999. The amounts under the heading "Threshold" reflect the fact that the foregoing amounts are "at risk" and subject to total loss.

             Long-Term Incentive Plans -- Awards in 1999 Fiscal Year

         Name                                    Estimated Future Payouts
         ----                          -----------------------------------------
                                          Threshold                 Maximum
                                          ---------                 -------
Donald D. Belcher.................    $     0                      $122,155
Gerald A. Henseler................          0                        80,568
John E. Tiffany...................          0                        47,681
Dennis J. Meyer...................          0                        47,022
Ronald D. Kneezel.................          0                        46,963

          The Company also has in effect the Banta Corporation Key Management Retention Plan (the "Retention Plan"), which provides an incentive based on the Company's earnings per share over the two-year period ending March 31, 2001. Payouts under the Retention Plan will be based on the Company's cumulative earnings per share on a fully diluted basis (subject to certain adjustments) for the period from April 4, 1999 through March 31, 2001. For each full cent that such earnings per share exceed $3.60, each participant will receive 1.25% of his maximum award, but in no case more than 100% of such maximum award. A participant whose employment with the Company is terminated on or before March 31, 2001 for any reason, except death or permanent disability, will not be eligible to receive any award under the Retention Plan. Payouts under the Retention Plan if earned will be made in one lump sum after March 31, 2001. Notwithstanding the foregoing, in the event of a change of control of the Company (as defined in the Retention Plan), all awards thereunder will immediately vest and become payable.

          Set forth below under the heading "Maximum" is the highest amount that may be earned under the Retention Plan by each of the named executive officers other than Mr. Belcher who does not participate in the Plan. The amounts under the heading "Threshold" reflect the fact that the foregoing amounts may not be earned if the earnings per share threshold is not achieved or if the named executive officer's employment is terminated prior to the award being earned.

           Key Management Retention Plan - Awards in 1999 Fiscal Year

                        Performance or other period
     Name                until maturation or payout     Estimated Future Payouts
     ----                --------------------------     ------------------------
                                                     Threshold         Maximum
                                                     ---------         -------
Gerald A. Henseler....     4/4/99 to 3/31/01        $     0           $225,000
John E. Tiffany.......     4/4/99 to 3/31/01              0            225,000
Dennis J. Meyer.......     4/4/99 to 3/31/01              0            225,000
Ronald D. Kneezel.....     4/4/99 to 3/31/01              0            225,000


Pension Plan Benefits

          The following table sets forth the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company's Employees Pension Plan as well as under the Company's Supplemental Retirement Plan (which, in part, provides benefits that would otherwise be denied participants by reason of (i) certain Internal Revenue Code limitations on qualified benefit plans and (ii) the exclusion of cash incentive awards and deferred compensation in calculating benefits under the qualified plan). The benefits that are payable under the pension and retirement plans are based upon remuneration that is covered under the plans and years of service with the Company and its subsidiaries.

                                                 Pension Plan Table
                                                             Yearly Pension After
           Average Monthly                                Specified Years of Service
        Compensation in Five        ---------------------------------------------------------------------------------
      Highest Consecutive Years       10 Years   15 Years      20 Years     25 Years      30 Years     35 Years
      -------------------------       --------   --------      --------     --------      --------     --------
           $    24,000                 $72,000    $93,600      $115,200     $136,800      $158,400     $180,000
                36,000                 108,000    140,400       172,800      205,200       237,600      270,000
                48,000                 144,000    187,200       230,400      273,600       316,800      360,000
                60,000                 180,000    234,000       288,000      342,000       396,000      450,000
                72,000                 216,000    280,800       345,600      410,400       475,200      540,000
                84,000                 252,000    327,600       403,200      478,800       554,400      630,000
                96,000                 288,000    374,400       460,800      547,200       633,600      720,000



          A participant's remuneration covered by the Company's pension arrangement is such participant's base salary, annual bonus and long-term incentive compensation. The covered remuneration paid for each of the last three fiscal years to the named executive officers is set forth in the Summary Compensation Table under the headings "Salary", "Bonus" and "LTIP Payouts". As of December 31, 1999, Messrs. Belcher, Henseler, Tiffany, Meyer, and Kneezel had completed 5, 33, 11, 6 and 11 years of credited service under the Company's pension plans, respectively. Benefits shown in the table are computed as a straight single life annuity assuming retirement at age 65. The benefits reflected in the table are not subject to reduction for Social Security benefits.

Agreements with Named Executive Officers

          The Company has an agreement with Mr. Henseler which provides for certain benefits in the event of termination of employment after a change of control of the Company. The principal benefits are: (a) a bonus under any Company bonus or incentive plan or plans for the year in which termination occurs; (b) continued salary payments and life insurance and medical and disability insurance for a maximum of four years, with reduced payments for a surviving spouse; (c) additional pension benefits to fully or partially compensate for the reduction of benefits under the Company's pension plan due to termination of employment; and (d) full exercise rights for all stock options for three months following termination of employment. These benefits are made available if Mr. Henseler's employment is terminated by the Company other than for cause as defined in the agreement or if he terminates his employment because of significant changes made in his working conditions or status without his consent. Continued salary payments and insurance benefits are to be reduced by corresponding payments and benefits obtained from any successor employer. The transactions which are deemed to result in a "change of control" of the Company for purposes of Mr. Henseler's agreement include: (1) the acquisition of more than 30% of the voting stock of the Company by any person, organization or group; (2) the sale of all or substantially all of the

Company's business or assets; (3) a consolidation or merger, unless the Company or a subsidiary is the surviving corporation; (4) the acquisition of assets or stock of another entity if in connection with the acquisition new persons become directors of the Company and constitute a majority of the Board; and (5) the election in opposition to the nominees proposed by management of two or more directors in any one election on behalf of any person, organization or group.

          The Company also has agreements with Messrs. Belcher, Tiffany, Meyer, Kneezel and certain other officers and key employees which, in addition to benefits similar to those described in (a), (c) and (d) above, provide for continued employment for periods of from one to three years after a change of control (the "Employment Period") and for lump-sum termination payments ranging from a minimum of one year's salary and bonus to a maximum of three year's salary and bonus if employment is terminated during the Employment Period by the Company (other than for cause or disability) or by the executive due to significant changes in his working conditions or status without his consent. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. Under the agreements, the executive's employee benefits such as health, accident and life insurance will also be continued following a termination for which a termination payment is made for up to three years or until comparable benefits are available from a new employer. The agreements provide that, if any payments thereunder constitute an "excess parachute payment" under the Internal Revenue Code, the Company will pay the officer the amount necessary to offset the excise tax and any additional taxes resulting from the payment of an excess parachute payment. In addition, the Company has agreed to pay Mr. Belcher a severance payment of two year's salary (and continue to provide health insurance for two years) if his employment with the Company is terminated other than for cause or disability prior to a change of control.

          The Company has deferred compensation plans for key employees in which the named executive officers are eligible to participate and which provide for deferral of salary and cash incentive compensation. Payments under the deferred compensation plans generally commence following retirement of the participant. However, in the event of a change of control, a participant in the deferred compensation plans will receive a lump sum payment. The lump sum payment will be equal to the present value of the participant's future benefits if the participant is receiving benefits at the time of such change of control or the amount standing to the participant's credit in his or her deferred compensation account if the participant is not otherwise entitled to receive benefits at the time of such change of control. Payment of such deferred amounts generally begins following the retirement of the participant and is not subject to acceleration in the event of a change of control of the Company. The Company has entered into an executive trust agreement with Firstar Bank, N.A. to provide a means of segregating assets for the payment of these benefits (as well as benefits under the Company's Supplemental Retirement Plan), subject to claims of the Company's creditors. Such trust is only nominally funded until the occurrence of a potential change of control.

          The Company also has an agreement with Mr. Henseler providing for monthly payments of $2,000 for 120 months in the event that Mr. Henseler's employment is terminated by the Company or as a result of his death or if Mr. Henseler retires after age 62. The agreement provides that Mr. Henseler may designate a beneficiary to receive the payments to which he is entitled in the event of his death prior to the receipt of any or all such payments. Payments under the agreement may be forfeited in the event Mr. Henseler engages in specified competitive activities during the first four years following his retirement or such termination.

Committee Report on Executive Compensation

          The Compensation Committee of the Board is responsible for all aspects of the Company's compensation package offered to its executive officers, including the named executive officers. The following is a report of the Compensation Committee regarding executive compensation:

          Policies Governing Executive Compensation. The Company's general policies relating to executive compensation are: (a) to establish a direct link between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for maximizing shareholder value; (c) to attract and retain the key executives necessary for the Company's long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the objective of the Compensation Committee has been to ensure that a significant portion of the compensation paid to senior executive officers, such as the named executive officers, be incentive-based since these individuals have significant control and responsibility for the Company's direction and performance. The intent of the Compensation Committee is that there would be greater variability in the levels of compensation paid to these officers which is directly linked to Company performance.

          Executive Compensation Package. As reflected under the section entitled "Executive Compensation," the Company's executive compensation package currently consists of a mix of salary, bonus awards and stock option grants as well as benefits under the employee benefit plans offered by the Company.

          In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other named executive officers, the Compensation Committee, in conjunction with independent compensation consultants, has historically compared the base salaries paid or proposed to be paid by the Company with the ranges of salaries paid by corporations of similar size relative to the Company and operating in comparable industries. The companies in the comparison group, which were selected based on their size and performance compatibility, manufacturing orientation and geographic diversity, are not solely in the graphic arts industry and accordingly are not necessarily the companies in the peer group identified in the section entitled "Performance Information." It is the judgment of the Compensation Committee that a review of the compensation practices of companies with the characteristics of the comparison group is appropriate in establishing competitive salary ranges for the Company's executive officers.

          Based on its analysis of comparative data, the Compensation Committee increased the minimum, midpoint and maximum ranges for each salary grade by 3.0% for fiscal 1999. The Compensation Committee also approved a 4.2% guideline for 1999 executive officer base salary increases, subject to individual variances to reflect above or below average performance. In establishing salaries for each individual executive officer, Mr. Belcher, the Company's Chief Executive Officer, made specific recommendations for salary adjustments (other than his own) to the Compensation Committee based on the foregoing guidance provided by the Committee as well as a review of industry comparables, the level of responsibility delegated to the particular executive officer, the expertise and skills offered by each officer, the officer's individual job performance and the performance of the group over which the individual had responsibility. These various factors were considered on a case-by-case basis and no specific formula was used to give any one factor a relative weight as compared to the others. The Compensation Committee reviewed the foregoing recommendations and then made final decisions on the base salaries to be paid by the Company. The Compensation Committee also reviewed and fixed the base salary of Mr. Belcher for 1999 based on similar competitive compensation data and individual job performance criteria. The base salary paid to Mr. Belcher for fiscal 1999 was $525,000.

          Effective January 1, 1998, the Compensation Committee adopted the EP Incentive Plan which replaced the Management Incentive Award Plan (the "MIAP") that had been in effect for a number of years as the Company's annual incentive arrangement. As currently in effect, the EP Incentive Plan as it relates to the Company's executive officers emphasizes both earnings per share performance as well as economic value creation which occurs when a business generates a financial return that exceeds the total cost of capital employed. The Compensation Committee believes that an analysis based both on EPS performance and economic profit provides a better benchmark for evaluating and rewarding management's performance than the bonus formula under the MIAP. For purposes of the economic value creation component of the formula, the EP Incentive Plan defines economic profit as the difference between (a) net operating profit after tax and (b) the charge for capital employed in the business. The EP Incentive Plan is designed to reward executive officers and key managers for both EPS performance and productive use of Company assets, reduction of costs and creation of efficiencies throughout the Company's organization. Under the EP Incentive Plan, target bonuses calculated as a percentage of salary are fixed by the Compensation Committee. Target economic profit levels have been established by the Committee and adjust on an annual basis by a predetermined formula subject to Committee approval. The EP Incentive Plan also incorporates a "bonus bank" into which that portion of an award, if any, in excess of 200% of target is credited. Such bonus amounts are thereafter scheduled to be paid out over time, but remain "at risk" and subject to total loss or partial offset depending on future performance as determined under the EP Incentive Plan. Depending upon performance, the bonus bank may have a negative balance that would need to be offset before payments could be made from the bank. Under the EP Incentive Plan, Mr. Belcher received a bonus of $378,000 for the 1999 fiscal year.

          The Compensation Committee also adopted, effective January 1, 1998, the EP Long-Term Plan as the successor to the Company's Long Term Incentive Plan (the "LTIP"). The EP Long-Term Plan is similar to the EP Incentive Plan. Awards paid under the EP Long-Term Plan to the executive officers are paid based entirely on Company performance (EPS and economic profit performance) and are paid out in three annual installments. The payouts which are deferred remain "at risk" and subject to total loss or partial offset depending on future Company performance. Similar to the EP Incentive Plan, the EP Long-Term Plan contemplates that the bonus bank may have a negative balance based on the performance levels achieved. The Committee believes that employing an EPS and economic profit formula to provide long-term incentive opportunities for management personnel provides a more favorable link to the goal of maximizing long-term shareholder value than was offered by the LTIP. Mr. Belcher received an award of $69,655 under the EP Long-Term Plan in 1999.

          The Compensation Committee has also adopted the Retention Plan, which provides an incentive tied to the Company's earnings per share over a two-year period ending on March 31, 2001. The purpose of the Retention Plan is to provide an additional inducement for certain key employees to remain with the Company for at least that two-year period. Pursuant to the Retention Plan, a participant whose employment with the Company is terminated on or before March 31, 2001 for any reason, except death or permanent disability, will not be eligible to receive any award under the Retention Plan. Payouts under the Retention Plan will be based on the Company's two-year cumulative earnings per share on a fully diluted basis (subject to certain adjustments) for the period from April 4, 1999 through March 31, 2001. For each full cent that such earnings per share exceed $3.60, each participant will receive 1.25% of his maximum award, but in no event will a participant receive more than 100% of such maximum award. Payouts under the Retention Plan if earned will be made in one lump sum payment after March 31, 2001. In the event of a change of control of the Company, awards under the Retention Plan will immediately vest and become payable. Mr. Belcher does not participate in the Retention Plan.

          In addition to the foregoing annual and long-term incentive plans, the Company's executive compensation package includes stock option grants. Under the 1995 Plan, the Compensation Committee also has the authority to grant, in addition to stock options, other equity-based awards, including stock appreciation rights, restricted stock and performance shares. To date, however, only stock options have been granted under the Company's equity-based plans. Stock options granted by the Compensation Committee have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. It has been the policy of the Compensation Committee that options should provide a long-term incentive and align the interests of management with the interests of shareholders.

          In determining proposed stock option grants to be made to the Company's executive officers, the Compensation Committee reviews, in consultation with the Company's independent compensation consultants, option grants made by a select group of peer companies. In 1999, the peer group companies, some of which are included in the peer group described in the section entitled "Performance Information," consisted of both industry competitors as well as Midwestern-based companies of comparable size to the Company. Based on this analysis, Mr. Belcher received an option to purchase 60,000 shares of Common Stock at a per share exercise price of $23.50 on October 25, 1999 and an option to purchase 110,000 shares at a per share exercise price of $21.125 on December 7, 1999. By tying a portion of each executive officer's overall compensation to stock price through the grant of options, the Compensation Committee seeks to enhance its objective of providing a further incentive to maximize long-term shareholder value.

          In connection with the equity-based plans, the Company endorses the policy that stock ownership by management is an important factor in aligning the interests of management and shareholders. The Company has adopted stock ownership guidelines that are intended to encourage stock ownership by management. Under these guidelines, management personnel are expected to own a specified number of shares of Common Stock depending upon their respective salary grade. The Compensation Committee considers an individual's compliance with the stock ownership guidelines in determining the size of equity-based grants.

          The Company's policy with respect to other employee benefit plans is to provide competitive benefits to the Company's employees, including executive officers, to encourage their continued service with the Company. In the view of the Compensation Committee, a competitive benefits package is an essential component in achieving the Company's goal of being able to attract new key employees from time to time as events warrant.

          Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

                             BANTA CORPORATION
                             COMPENSATION COMMITTEE

                             Jameson A. Baxter, Chairperson
                             John F. Bergstrom
                             Richard L. Gunderson
                             Ray C. Richelsen
                             Michael J. Winkler


                             PERFORMANCE INFORMATION

          Set forth below are line graphs comparing during the last five years the Company's cumulative total shareholder return with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and companies in a peer group selected in good faith by the Company. The total return information presented in the graphs assumes the reinvestment of dividends. The companies in the peer group are: Cadmus Communications Corp.; Courier Corp.; R. R. Donnelley & Sons Company; and Quebecor Inc. Big Flower Press Holdings, Inc., a company included in the peer group index in past years, is no longer a public company. In addition, World Color Press, Inc., another company included in the peer group index in past years, merged with and into Quebecor Inc. in fiscal 1999. Accordingly, neither Big Flower Press Holdings, Inc. nor World Color Press, Inc. is included in the peer group index. The returns of each company in the peer group have been weighted based on such company's relative market capitalization.

                 Comparison Of Five Year Cumulative Total Return
         Among Banta Corporation, S&P 500 Index And Peer Group Companies

                            [STOCK PERFORMANCE CHART]

                                              December 31,
                          1994     1995      1996      1997      1998     1999
                          ----     ----      ----      ----      ----     ----
Banta Value...........   $ 100    $ 148     $ 117     $ 141     $ 146    $ 123
S&P 500 Composite.....     100      138       169       226       290      347
Peer Group............     100      137       111       133       158       96


                         INDEPENDENT PUBLIC ACCOUNTANTS

          Arthur Andersen LLP acted as the independent auditors for the Company during the fiscal year ended January 1, 2000, and it is anticipated that such firm will be similarly appointed to act in the current fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.

                                  OTHER MATTERS

Solicitation Expenses

          All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies, and expects to pay such firm a fee of approximately $4,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. The regulations of the Securities and Exchange Commission require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements.

                              SHAREHOLDER PROPOSALS

          Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 ("Rule 14a-8") that are intended to be presented at the 2001 annual meeting of shareholders must be received by the Company no later than November 17, 2000 to be included in the Company's proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2001 annual meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Tuesday in the month of April, provided that the date of the annual meeting is not advanced by more than 30 days or delayed by more than 60 days from the second Tuesday in the month of April. The 2001 annual meeting of shareholders is tentatively scheduled to be held on April 24, 2001. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2001 annual meeting of shareholders but does not intend to have included in the Company's proxy materials) on or prior to February 9, 2001 (assuming an April 24, 2001 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2001 annual meeting. If the Board nonetheless chooses to present such proposal at the 2001 annual meeting, then the persons named in proxies solicited by the Board for the 2001 annual meeting may exercise discretionary voting power with respect to such proposal.

                                         By Order of the Board of Directors
                                         BANTA CORPORATION


                                         /s/ Ronald D. Kneezel
                                         Ronald D. Kneezel
                                         Secretary

The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 1999. Requests for the Form 10-K must be in writing and addressed to Gerald A. Henseler, Executive Vice President and Chief Financial Officer, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952.

                                BANTA CORPORATION
       Proxy for Annual Meeting of Shareholders to be held April 25, 2000

     The undersigned constitutes and appoints DONALD D. BELCHER and RONALD D. KNEEZEL, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote as designated below, all shares of Banta Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Park Plaza Paper Valley Hotel, 333 West College Avenue, Appleton, Wisconsin on April 25, 2000, at 2:00 P.M., Central Time, and at all adjournments or postponements thereof.

     The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, but, if no direction is indicated, this proxy will be voted FOR Item 1.

     The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of notice of the annual meeting and the proxy statement. This proxy is solicited on behalf of the Board of Directors of Banta Corporation.



             ^ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ^

/---------------------                                    ----------------------
/                                                                              /
/                     BANTA CORPORATION 2000 ANNUAL MEETING                    /
/                                                                              /

1. ELECTION  1-Jameson A. Baxter    2-Donald D. Belcher  [ ]FOR all  [ ]WITHHOLD
   OF        3-John F. Bergstrom    4-Henry T. DeNero     nominees     AUTHORITY
  DIRECTORS: 5-Richard L. Gunderson 6-Gerald A. Henseler  listed to the  to vote
             7-Bernard S. Kubale    8-Ray C. Richelsen    left (except   for all
             9-Michael J. Winkler                         as specified  nominees
                                                          below).      listed to
                                                                       the left.

(Instructions: To withhold authority to vote     /-----------------------------/
for any indicated nominee(s), write the          /                             /
number(s) of the nominee(s) in the box provided  /                             /
 to the right.)                                  ------------------------------


2. In their discretion upon all such other business as may properly come before the meeting.

                       Date ____________________         NO. OF SHARES


Check appropriate box                            /-----------------------------/
Indicate change below:                           /                             /
Address Change?      [ ] Name Change?   [ ]      /_____________________________/

                                                 Signature(s) in Box
                                                 Please  sign  exactly  as your
                                                 name  appears  on  your  stock
                                                 certificate.    Joint   owners
                                                 should each sign personally. A
                                                 corporation  should  sign full
                                                 corporate    name    by   duly
                                                 authorized  officers and affix
                                                 corporate  seal.  When signing
                                                 as     attorney,     executor,
                                                 administrator,    trustee   or
                                                 guardian,  give full  title as
                                                 such.
/                                                                              /
/                                                                              /
/---------------------                                    ----------------------